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                                                                     EXHIBIT 4.2

                 AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED
                     MASTER POOLING AND SERVICING AGREEMENT

                        (FNANB CREDIT CARD MASTER TRUST)

            AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED MASTER POOLING AND SERVICING AGREEMENT, dated as of September 16, 2004 (this "Amendment"), among FLEET BANK (RI), NATIONAL ASSOCIATION, a national banking association, as Transferor (in such capacity, the "Transferor") and as Servicer (in such capacity, the "Servicer"), and JPMORGAN CHASE BANK, a New York banking corporation and successor trustee to First Union National Bank, as Trustee (in such capacity, the "Trustee").

                             PRELIMINARY STATEMENTS

            WHEREAS, the Transferor, the Servicer and the Trustee are parties to a Second Amended and Restated Master Pooling and Servicing Agreement dated as of November 18, 2003, as amended (the "Agreement"); and

            WHEREAS, the parties hereto desire to amend the Agreement as set forth herein;

            NOW, THEREFORE, in consideration of the mutual agreements contained herein, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

            Section 1. Definitions. All terms used in the Preliminary Statements or elsewhere in this Amendment that are defined in the Agreement have the meanings assigned to them therein, except to the extent such terms are amended or modified in this Amendment.

            Section 2. Amendment of Section 12.5. Subsection (c)(i) of the Agreement shall be and hereby is amended by deleting the parenthetical provision "(such deposit to be made from other than the Transferor's funds)" from such subsection.

            Section 3. Incorporation of Agreement. The Agreement as amended by this Amendment is hereby incorporated by reference and forms a part of this instrument with the same force and effect as if set forth in full herein. In the event that any term or provision contained herein shall conflict or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Amendment shall govern. After the date hereof, any reference to the Agreement shall mean the Agreement as amended by this Amendment.

            Section 4. Ratification of the Agreement. As amended by this Amendment, the Agreement is in all respects ratified and confirmed, and the Agreement and this Amendment shall be read, taken and construed as one and the same instrument.
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            Section 5. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

            Section 6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                      -2-
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            IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee
have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                   FLEET BANK (RI), NATIONAL ASSOCIATION,
                                      as Transferor and Servicer

                                   By: /s/ Henry W. Fulton, III
                                      ________________________________
                                         Name:  Henry W. Fulton, III
                                         Title: President


                                   JPMORGAN CHASE BANK,
                                       as Trustee

                                   By: /s/ Daniel C. Brown, Jr.
                                      ________________________________
                                        Name:  Daniel C. Brown, Jr.
                                        Title: Vice President

Consent to Amendment No. 1

Ambac Assurance Corporation as Enhancement Provider with respect to all outstanding Series hereby consents to this Amendment No. 1.

                                   AMBAC ASSURANCE CORPORATION


                                   By:  /s/ Aaron T. Pisacane
                                        _______________________________
                                         Name:  Aaron T. Pisacane
                                         Title: Vice President